EXHIBIT 21

WALGREEN CO. AND SUBSIDIARIES
ANNUAL REPORT
FOR THE YEAR ENDED AUGUST 31, 2007

As of August 31, 2007 Walgreen Co., (Registrant) had the following subsidiaries:

NAME	STATE OR COUNTRY OF INCORPORATION
Walgreen Arizona Drug Co. (1)	Arizona
Home I.V., Inc. (8)	California
North County Home I.V., Inc. (11)	California
Option Care, Inc. (9)	California
Chartwell Care Givers, Inc. (8)	Delaware
Chartwell Southern New England, LLC (8)	Delaware
Happy Harry’s Inc. (2)	Delaware
Management by Information, Inc. (9)	Delaware
Medmark Inc. (3)	Delaware
Option Care, Inc. (7)	Delaware
Option Care Enterprises, Inc. (7)	Delaware
Option Care Home Health, L.L.C. (8)	Delaware
Option Care Kansas City, L.L.C. (8)	Delaware
Option Care Nevada, LLC (8)	Delaware
Option Care Phoenix, LLC (8)	Delaware
Optionet, Inc. (9)	Delaware
OptionMed, Inc. (8)	Delaware
Salient Medical Centers, L.L.C. (8)	Delaware
Take Care Health Systems, LLC (6)	Delaware
Waltrust Properties, Inc. (1)	Delaware
Cypress Home Medical, Inc. (8)	Florida
Walgreen of Hawaii, LLC	Hawaii
Bond Drug Company of Illinois, LLC (1)	Illinois
Bowen Development Company	Illinois
Grenada Advertising Agency, Inc.	Illinois
Schraft’s, A Walgreens Specialty Pharmacy, LLC	Illinois
SeniorMed LLC	Illinois
The 1901 Group, LLC	Illinois
Walgreens Home Care, Inc.	Illinois
Walgreens Mail Service, Inc.	Illinois
Walgreens.com, Inc.	Illinois
Walgreens Health Initiatives, Inc. (4)	Illinois
WagBeau LLC	Illinois
Walgreen Mercantile Corp.	Illinois
Walgreen National Corporation	Illinois
Walgreen Realty Resources LLC (5)	Illinois
Walgreen Louisiana Co., Inc.	Louisiana
Healthcare Options of Minnesota, Inc. (8)	Minnesota
Rehab Options, Inc. (8)	Missouri
At Home Solutions, Inc. (8)	Montana
Walgreen Hastings Co. (1)	Nebraska
Home Health of Option Care, Inc. (9)	Nevada
Hunterdon Infusion Services, L.L.C. (14)	New Jersey
Trinity Home Care, LLC (10)	New Jersey
Option Care of New York, Inc. (9)	New York
Springville Pharmacy Infusion Therapy, Inc. (8)	New York
Walgreen Eastern Co., Inc. (1)	New York
Cape Fear Home Health Services, Inc. (8)	North Carolina
Carolina I.V. Services, Inc. (8)	North Carolina
Option Home Health, Inc. (8)	Ohio
University Option Care, LLC (17)	Ohio
Option Care at Legacy, LLC (17)	Oregon
I.V. Associates, Inc. (8)	Pennsylvania
Option Care Enterprises, Inc. (13)	Pennsylvania
Walgreen of Puerto Rico, Inc.	Puerto Rico
Walgreen of San Patricio, Inc.	Puerto Rico
Corinthian Care Group, LLC (8)	Texas
Infusion Specialties, Inc. (8)	Texas
Excel Healthcare, L.L.C. (8)	Virginia
Option Care Home Health, L.L.C. (12)	Washington
Full Road Holdings, Ltd. (15)	Mauritius
Salient Business Solutions, Ltd. (16)	Mauritius

(1)
Walgreens Hastings Co. is a direct parent of Walgreen Arizona Drug Co.  Walgreen Arizona Drug Co. is a direct parent of Walgreen Eastern Co.  Walgreen Eastern Co is a direct parent of Bond Drug Company of Illinois, LLC.  Bond Drug Company of Illinois, LLC is a direct parent of Waltrust Properties, Inc.  Waltrust Properties, Inc. is a real estate investment trust.  A minority interest in Waltrust Properties, Inc. is held by outside preferred shareholders.

(2)	Happy Harry’s Discount Drug Stores, Inc. (a Delaware corporation) is a direct parent of Happy Harry’s Inc. Happy Harry’s Inc. is a direct parent of HHDH Corp. (a Delaware corporation).
(3)	Medmark Holdings, Inc. (a Delaware corporation) is a direct parent of Medmark Inc. Medmark Inc. is a direct parent of Medmark Data Management, Inc. (A Delaware corporation).
(4)	Walgreen Health Initiatives, Inc. is a direct parent of a New York inactive subsidiary.
(5)	Walgreen Realty Resources LLC is a direct parent of Walgreen Market Strategies LLC (an Illinois corporation).
(6)	Take Care Health Systems, Inc. (a Delaware corporation) is a direct parent of Take Care Health Systems, LLC.
(7)
Option Care, Inc. (a Delaware corporation) is a direct parent of Option Care Enterprises, Inc. (a Delaware corporation).  Option Care Enterprises, Inc. (a Delaware corporation) is a direct parent of various subsidiaries (see footnote #8).  Option Care, Inc. (a Delaware corporation) is a direct parent of various subsidiaries (see footnote # 9).

(8)	Subsidiary of Options Care Enterprises, Inc. (a Delaware corporation)
(9)	Subsidiary of Option Care, Inc. (a Delaware corporation)
(10)	Option Care Home Health LLC (a Delaware LLC ) is a direct subsidiary of Option Care of New York, Inc. (a New York corporation).
(11)	13% of North County Home I.V., Inc is owned by Option Care Enterprises, Inc. (a Delaware corporation) and 87% by Rehab Options, Inc.
(12)	50% owned by Options Care Enterprises, Inc. (a Delaware corporation) and 50% owned by Option Care, Inc. (a California corporation)
(13)	80% owned by Option Care Enterprises, Inc. (a Delaware corporation)
(14)	50% owned by Option Care Enterprises, Inc. (a Pennsylvania corporation)
(15)	Foreign subsidiary of Option Care, Inc. (a Delaware corporation)
(16)	30% owned by Full Road Holdings, Ltd. (a Mauritius entity)
(17)	50% owned by Option Care Enterprises, Inc. (a Delaware corporation)

The registrant also wholly owns inactive subsidiaries which are not included in the above list.  All wholly owned subsidiaries are included in the consolidated financial statements.